UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2
On Deck Capital, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1400 Broadway, 25th Floor
New York, New York 10018

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 7, 2020

The following Notice of Change of Location relates to the Proxy Statement (the “Proxy Statement”) of On Deck Capital, Inc. (the “Company”), dated March 18, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, May 7, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to stockholders on or about April 3, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 7, 2020

Dear Stockholders,

Due to ongoing concerns related to the coronavirus or COVID-19, and to support the health and wellbeing of our stockholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of On Deck Capital, Inc. (the “Company”) has been changed. The previously announced date and time of the meeting (May 7, 2020 at 8:00 a.m., Mountain Time) will not change. The Annual Meeting will be held solely by remote communication, in a virtual only format. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials previously distributed in connection with the Annual Meeting, stockholders of record of our common stock as of the close of business on March 9, 2020 are entitled to participate in the Annual Meeting. You can attend the Annual Meeting at www.meetingcenter.io/218473713 by entering the password ONDK2020. You will also need your control number to join the Annual Meeting. If you are a stockholder of record, your control number can be found on your proxy card. Once admitted, you may submit questions and vote during the Annual Meeting by following the instructions that will be available on the meeting website.

If you were a beneficial owner of our common stock as of the close of business on March 9, 2020 and you want to attend the Annual Meeting, you must register in advance by submitting a legal proxy from your broker, bank, trustee or other nominee reflecting your Company holdings along with your name and email address to Computershare at legalproxy@computershare.com or by mail to: Computershare, On Deck Capital, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 5, 2020.

It is important that you read the proxy materials previously distributed and we encourage you to vote your common stock promptly in advance of the Annual Meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials and the voting instructions from your broker, bank, trustee or other nominee will not be updated to reflect the change in location. You may continue to use the proxy card or voting instructions to vote your common stock in connection with the Annual Meeting.

By Order of the Board of Directors,
Cory Kampfer
General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 7, 2020: Our 2020 Proxy Statement and 2019 Annual Report to stockholders are available at www.envisionreports.com/ONDK. On or about March 18, 2020, a Notice of Internet Availability of Proxy Materials was provided to stockholders which includes instructions on how to access our 2020 Proxy Statement and 2019 Annual Report online, and how to vote online for the 2020 Annual Meeting.